                                                           Exhibit No. EX-99.h.3

                           Delaware Management Company
                               2005 Market Street
                             Philadelphia, PA 19103

                                 April 14, 2006

Delaware VIP Trust
2005 Market Street
Philadelphia, PA 19103

            Re:      Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally  bound  hereby,  Delaware  Management  Company,  a series of Delaware
Management  Business Trust (the  "Advisor")  agrees that in order to improve the performance of certain  portfolios in Delaware VIP Trust,  which is comprised of the Delaware VIP Balanced Series, Delaware VIP Capital Reserves Series, Delaware
VIP Cash Reserve Series,  Delaware VIP Diversified  Income Series,  Delaware VIP
Emerging  Markets Series,  Delaware VIP Global Bond Series,  Delaware VIP Growth
Opportunities Series, Delaware VIP High Yield Series, Delaware VIP International
Value  Equity  Series,  Delaware VIP REIT  Series,  Delaware  VIP Select  Growth
Series, Delaware VIP Small Cap Value Series, Delaware VIP Trend Series, Delaware
VIP U.S.  Growth  Series,  and Delaware VIP Value Series (each a "Series"),  the
Advisor shall,  from May 1, 2006 through April 30, 2007,  waive all or a portion of its investment  advisory fees and/or reimburse expenses  (excluding any 12b-1 plan expenses,  taxes,  interest,  brokerage fees,  certain  insurance costs and extraordinary expenses) in an aggregate amount equal to the amount by which each
Series' total  operating  expenses  (excluding any 12b-1 plan  expenses,  taxes, interest,  brokerage fees,  certain insurance costs and extraordinary  expenses)
exceeds the following total operating  expense ratios  (excluding any 12b-1 plan
expenses,   taxes,  interest,   brokerage  fees,  certain  insurance  costs  and
extraordinary expenses):

               Series                                    Expense Limitation

Delaware VIP Balanced Series                                  0.80%
Delaware VIP Capital Reserves Series                          0.70%
Delaware VIP Cash Reserve Series                              0.67%
Delaware VIP Diversified Income Series                        0.81%
Delaware VIP Emerging Markets Series                          1.50%
Delaware VIP Global Bond Series                               1.00%
Delaware VIP Growth Opportunities Series                      0.95%
Delaware VIP High Yield Series                                0.78%
Delaware VIP International Value Equity Series                1.08%
Delaware VIP REIT Series                                      1.00%
Delaware VIP Select Growth Series                             0.90%
Delaware VIP Small Cap Value Series                           1.03%
Delaware VIP Trend Series                                     0.92%
Delaware VIP U.S. Growth Series                               0.87%
Delaware VIP Value                                            0.86%

     The Advisor acknowledges that it (1) shall not be entitled to collect on or make a claim for  waived  fees at any time in the  future,  and (2) shall not be entitled  to collect on or make a claim for  reimbursed  Series  expenses at any time in the future.

                                Delaware Management Company, a series
                                of Delaware Management Business Trust

                                By: /s/ Jude T. Driscoll
                                    Name:  Jude T. Driscoll
                                    Title: President/Chief Executive Officer
                                    Date:  April 14, 2006

Your signature below acknowledges
acceptance of this Agreement:

DELAWARE VIP TRUST

By: /s/ Jude T. Driscoll
    Name:  Jude T. Driscoll
    Title: Chairman/President/Chief
           Executive Officer
    Date:  April 14, 2006